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                                                                    Exhibit 4.37

                                TECO ENERGY, INC.

             5.11% TRUST PREFERRED SECURITY OF TECO CAPITAL TRUST II


                              REMARKETING AGREEMENT

                                                               October __, 2004


[NAME OF REMARKETING AGENT]

Ladies and Gentlemen:

            [Name of Remarketing Agent], a _________________________________
(the "Remarketing Agent"), is undertaking to remarket the 5.11% Trust Preferred Securities, stated liquidation amount $25 per Trust Preferred Security (the "Trust Preferred Securities"), issued by TECO Capital Trust II, a statutory business trust created under Delaware law (the "Trust"), pursuant to the Purchase Contract Agreement dated as of January 15, 2002 (the "Purchase Contract Agreement") between TECO Energy, Inc., a Florida corporation (the "Company"), and The Bank of New York, as purchase contract agent (the "Purchase Contract Agent").

            The Trust Preferred Securities have been issued pursuant to and are governed by, the Amended and Restated Trust Agreement dated as of January 15, 2002, among TECO Funding Company II, LLC (the "LLC"), as the depositor, The Bank of New York, as property trustee (the "Property Trustee"), and The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and the holders from time to time of undivided beneficial ownership interests in the assets of the Trust, (the "Trust Agreement"). Each Trust Preferred Security was issued as part of an equity security unit of the Company (the "Unit") that initially also included a contract (a "Purchase Contract") under which the holder agreed to purchase from the Company, and the Company agreed to sell to the holders, on January 15, 2005, a number of shares (the "Issuable Common Stock") of common stock, par value $1.00 per share, of the Company equal to the Settlement Rate (as defined in the Purchase Contract Agreement) as set forth in the Purchase Contract Agreement.

            In accordance with the terms of the Purchase Contract Agreement, the Trust Preferred Securities constituting a part of the Units have been pledged by the Purchase Contract Agent, as attorney-in-fact of the holders of the Unit, to The Bank of New York, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, dated as of January 15, 2002 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent, the Collateral Agent and The Bank of New York, as custodial agent (the "Custodial Agent") and Securities Intermediary ("Securities Intermediary"), to secure the holders' obligation to purchase Common Stock under the Purchase Contracts.

            Pursuant to the terms of the Trust Agreement, the Trust issued 16,000,000 of its Trust Preferred Securities and used the proceeds therefrom to purchase from the LLC its preferred securities (the "LLC Preferred Securities") with an aggregate stated liquidation value equal to the aggregate stated liquidation value
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(the "Stated Amount") of, and with terms similar to those of, the Trust
Preferred Securities;

            Pursuant to the terms of the Limited Liability Company Agreement of TECO Funding Company II, LLC dated as of November 17, 2000, as amended through the date hereof (the "LLC Agreement"), the LLC used the proceeds from the issuance and sale of its LLC Preferred Securities to the Trust and from the issuance and sale of its common securities (the "LLC Common Securities" and, together with the LLC Preferred Securities, the "LLC Securities") to TECO to purchase the 5.11% Junior Subordinated Notes due January 15, 2007 (the "Notes") issued by TECO pursuant to an Indenture, dated as of August 17, 1998, as amended through the date hereof and as supplemented by the Sixth Supplemental Indenture, dated January 15, 2002 (the "Indenture"), such Notes having an aggregate principal amount equal to the aggregate stated liquidation value of the LLC Preferred Securities and LLC Common Securities combined.

            Payments on the LLC Preferred Securities and, indirectly, the Trust Preferred Securities are guaranteed (the "Guarantee") by the Company on an unsecured and subordinated basis, pursuant to the Guarantee Agreement dated as of January 15, 2002 (the "Guarantee Agreement") between the Company and The Bank of New York, as guarantee trustee (the "Guarantee Trustee").

Section 1.  Appointment and Obligations of the Remarketing Agent.

            (a) The Company, the Purchase Contract Agent, the LLC and the Trust hereby appoint ____________ as exclusive Remarketing Agent (the "Remarketing Agent") and ________________ hereby accepts appointment as Remarketing Agent, for the purpose of (i) the remarketing ("Remarketing") of the Trust Preferred Securities pursuant to the remarketing procedures, as set forth in the Purchase Contract Agreement, the Pledge Agreement, the LLC Agreement and the Trust Agreement, as the case may be (such procedures, the "Remarketing Procedures"), on behalf of the holders thereof and (ii) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures and the Trust Agreement, all in accordance with and pursuant to the Remarketing Procedures and the Trust Agreement.

            (b) The Remarketing Agent agrees (i) to use its commercially reasonable best efforts to remarket the Remarketed Trust Preferred Securities (as defined below) tendered or deemed tendered to the Remarketing Agent in the Remarketing, (ii) to notify the Company, the LLC, the Trust, the Depositary and the Indenture Trustee promptly of the Reset Rate (as defined in the Trust Agreement) in accordance with the Trust Agreement and (iii) to establish the Reset Rate and carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures and the Trust Agreement.

            (c) On the third Business Day immediately preceding October 15, 2004 (the "Remarketing Date"), the Remarketing Agent shall use its commercially reasonable best efforts to remarket, at a price equal to at least 100.25% of the Remarketing Value, the Remarketed Trust Preferred Securities tendered or deemed tendered for purchase.


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            (d) If, as a result of the efforts described in Section 1(b), the
Remarketing Agent determines that it will be able to remarket all Remarketed Trust Preferred Securities tendered or deemed tendered for purchase at a price of 100.25% of the Remarketing Value prior to 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent shall (i) determine the Reset Rate that will enable it to remarket all Remarketed Trust Preferred Securities tendered or deemed tendered for Remarketing, but in no event will the Reset Rate be lower than 5.11% (the initial rate), and (ii) commit to purchase on a third-trading day settlement basis, and on the third Trading Day following the Remarketing Date, shall purchase, the Agent-purchased Treasury Consideration (as defined in the Purchase Contract Agreement).

            (e) If, notwithstanding the efforts described in Section 1(b), the Remarketing Agent cannot remarket the Trust Preferred Securities on the Remarketing Date, the Remarketing Agent will continue to attempt to remarket the Trust Preferred Securities on one or more occasions until the Purchase Contract Date (as defined in the Purchase Contract Agreement) in accordance with the Remarketing Procedures and the Trust Agreement (each such remarketing, the "Subsequent Remarketing"), provided that (i) the notice of any Subsequent Remarketing cannot be given until the Failed Remarketing notice has been published in accordance with the Remarketing Procedures in respect of any immediately proceeding Failed Remarketing and (ii) the Remarketing Date in respect of any Subsequent Remarketing must fall no later than on the Business Day (as defined in the Purchase Contract Agreement) immediately preceding the Purchase Contract Date (as defined in the Purchase Contract Agreement).

            (f) If, by 4:00 p.m., New York City time, on the Remarketing Date (including a Remarketing Date of any Subsequent Remarketing), the Remarketing Agent is unable to remarket all the Trust Preferred Securities subject to the Remarketing as notified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent on or prior to the first Business Day prior to the Remarketing Date (the "Remarketed Trust Preferred Securities") tendered or deemed tendered for purchase, a failed Remarketing ("Failed Remarketing") shall be deemed to have occurred, and the Remarketing Agent shall, on such date, so advise by telephone the Purchase Contract Agent, the Indenture Trustee, the Company, the LLC, the Trust, the Collateral Agent and the Property Trustee.

            (g) On the third Business Day following the Failed Remarketing, the Remarketing Agent shall remit (i) to the Collateral Agent the Remarketed Trust Preferred Securities consisting of the Pledged Trust Preferred Securities, and
(ii) to the Custodial Agent the balance of the Remarketed Trust Preferred Securities.

            (h) By approximately 4:30 p.m., New York City time, on the Remarketing Date (or any Subsequent Remarketing Date), provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone
(i) the Company, the LLC, the Trust, the Purchase Contract Agent, the Depositary and the Indenture Trustee, of the Reset Rate determined in the Remarketing and the number of Remarketed Trust Preferred Securities remarketed in the Remarketing, (ii) each purchaser (or the Depositary Participant thereof) purchasing Trust Preferred Securities sold in the Remarketing of the Reset Rate and the number of Trust Preferred Securities such purchaser is to purchase and
(iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Purchase Contract

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Settlement Date in same day funds against delivery of the Trust Preferred
Securities purchased through the facilities of the Depositary.

            (i) In accordance with the Depositary's normal procedures, on the Remarketing Date, the transactions described above with respect to each Trust Preferred Security tendered for purchase and remarketed in the Remarketing shall be executed through the Depositary, and the accounts of the appropriate Depositary participants shall be debited and credited, respectively, and such Trust Preferred Securities delivered by book-entry as necessary to effect purchases and remarketings of such Trust Preferred Securities.

            (j) On the Remarketing Date, the tender and settlement procedures set forth in this Section 1, including provisions for payment by purchasers of the Trust Preferred Securities in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Trust Preferred Securities at the time of the Remarketing, to facilitate the tendering and remarketing of the Trust Preferred Securities in certificated form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

            (k) On the Remarketing Date, the Remarketing Agent shall retain as a remarketing fee for itself an amount not exceeding 25 basis points (0.25%) of the total proceeds from the sale of the Remarketed Trust Preferred Securities. The Remarketing Agent shall use the portion of the proceeds attributable to the Trust Preferred Securities that were components of Equity Security Units to purchase (in open market or at treasury auction, in its discretion) the amount and types of U.S. Treasury securities set forth in clauses (i) and (ii) of the definition of "Remarketing Value" set forth in Section 5.2(b)(i) of the Purchase Contract Agreement and shall deliver such securities through the Purchase Contract Agent to the Collateral Agent to secure the obligations under the related purchase contracts of the Holders of Equity Security Units whose Trust Preferred Securities were included in the Remarketing. The Remarketing Agent shall remit the portion of the proceeds attributable to the Trust Preferred Securities that were not components of Equity Security Units to the holders of such Trust Preferred Securities. The Remarketing Agent shall remit the any remaining balance of the proceeds to the Purchase Contract Agent for the benefit of the Holders of Equity Security Units participating in the Remarketing.

            (l) The Remarketing of the Trust Preferred Securities is also provided for in the Purchase Contract Agreement, the Pledge Agreement and the Trust Agreement.

            Section 2. Representations, Warranties and Agreements of the Company, the LLC and the Trust. The Company, the LLC and the Trust, jointly and severally, hereby represent, warrant and agree each as to itself and the Company as to the LLC and the Trust that, (i) on and as of the date hereof, (ii) on and as of the date of the Prospectus or other Remarketing Materials (each as defined below) first distributed in connection with the Remarketing (the "Commencement Date"), and (iii) on and as of the Remarketing Date, as follows:

            (a) [IN THE EVENT THAT A REGISTRATION STATEMENT IS NOT REQUIRED INSERT THE FOLLOWING: The Company has provided to the Remarketing Agent, for use in connection with remarketing of the Trust Preferred Securities, a preliminary


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remarketing memorandum and remarketing memorandum [AND, DESCRIBE OTHER MATERIALS
IF ANY]. Such remarketing memorandum (including the documents incorporated or deemed incorporated by reference therein, [AND DESCRIBE OTHER MATERIALS] are hereafter called, collectively, the "Prospectus," and such preliminary marketing memorandum (including the documents incorporated or deemed incorporated by reference therein) is hereafter called a "Preliminary Prospectus"). The Company hereby consents to the use of the Prospectus and the Preliminary Prospectus in connection with the Remarketing.]

            [IN THE EVENT THAT A REGISTRATION STATEMENT IS REQUIRED INSERT THE
FOLLOWING: A registration statement (File No. 333- _______) of the Company and the Trust (the "Registration Statement"), including a prospectus, relating to the Remarketing and the Remarketed Trust Preferred Securities, the Notes and the Guarantee (collectively, the "Securities") has been filed under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "Securities Act") with the Securities and Exchange Commission (the "Commission") and has become effective. The preliminary prospectus related to such Registration Statement as first filed pursuant to Rule 424(b) of the Securities Act is referred to herein as the "Preliminary Prospectus," and the final prospectus related to such Registration Statement as first filed pursuant to Rule 424(b) of the Securities Act is referred to herein as the "Prospectus". Unless the context otherwise requires, following a dissolution of the Trust, all references herein to (1) if the LLC shall not have been dissolved or otherwise terminated, the Trust and Trust Preferred Securities shall be deemed to refer to the LLC and LLC Preferred Securities, respectively, or (2) if the LLC shall have been dissolved or otherwise terminated, the Trust Preferred Securities shall be deemed to refer to the Notes.

            (b) On the effective date of the Registration Statement, the Registration Statement, including any documents incorporated by reference therein at such time conformed in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "Trust Indenture Act"), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date hereof, the Registration Statement, and the Prospectus conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act, and neither of such documents, considered together with any Remarketing Materials related thereto, includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the foregoing statements applies to (i) statements in or omissions from any of such documents based upon written information furnished to the Company by the Remarketing Agent, if any, specifically for use therein or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act.

            Reference made herein to any Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing (the "Remarketing Materials") shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or Prospectus, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or

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the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or Prospectus incorporated by reference therein pursuant to Item 12 of Form S-3 or, if so incorporated therein, the Remarketing Materials, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company or the Trust filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date and time that the Registration Statement, or any post-effective amendment, is declared effective by the Commission, that is incorporated by reference in the Registration Statement.]

            (c) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission; and no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued by the Commission.

            (d) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the power and authority to own property and conduct its business as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than the Purchase Contract Agreement, the Trust Agreement, the Pledge Agreement and this Agreement (collectively, the "Unit-Related Trust Agreements") and the LLC Agreement and the other agreements entered into in connection with the transactions contemplated thereby and hereby; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement as described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

            (e) The LLC has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the "Delaware LLC Act") with the power and authority to own property and conduct its business as described in the Prospectus; the LLC is not a party to or bound by any agreement or instrument other than the Purchase Contract Agreement, the LLC Agreement, the Pledge Agreement, the Trust Agreement and this Agreement (the "Unit-Related LLC Agreements" and, together with the Unit-Related Trust Agreements, the "Unit Agreements") and the other agreements entered into in connection with the transactions contemplated thereby and hereby; the LLC has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the LLC Agreement as described in the Prospectus; and the LLC is not a party to or subject to any action, suit or proceeding of any nature.

            (f) Each of the Securities and the Unit Agreements, the Guarantee Agreement and the Indenture (the "Transaction Agreements") has been duly authorized by the Company, the LLC and the Trust, as the case may be, and conforms or will conform, as the case may be, in all material respects to the description thereof contained in the Prospectus.

            (g) There are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction on the voting or transfer of, any of the Securities pursuant to the

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Company's Articles of Incorporation or by-laws, the LLC Agreement, the Trust
Agreement or any agreement or instrument, except as such preemptive or other rights and/or restrictions are expected with respect to the transactions contemplated by the Purchase Contract Agreement, the Pledge Agreement, the LLC Agreement and the Trust Agreement.

            (h) The Units have been duly executed and delivered by the Company, have been duly and validly issued and are validly outstanding, and constitute valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (i) The Notes have been duly executed and delivered as contemplated by the Indenture against payment of the agreed consideration therefor, assuming due authentication and valid delivery by the Indenture Trustee, have been duly and validly issued and are validly outstanding, and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (j) The Guarantee Agreement has been duly executed, delivered and, assuming due authentication and valid delivery by the Guarantee Trustee, issued and constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (k) The unissued shares of Common Stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and non-assessable; and the issuance of such Common Stock will not be subject to any preemptive or similar rights.

            (l) The LLC Securities have been validly issued, are fully paid and non-assessable, and will conform in all material respects to the descriptions contained in the Prospectus.

            (m) Assuming due authentication by the Property Trustee, the Trust Preferred Securities have been validly issued, are fully paid and non-assessable, and will conform in all material respects to the descriptions contained in the Prospectus.


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            (n) Each of the Transaction Agreements has been duly executed by the proper officers of the Company and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (o) The Securities and the Transaction Agreements will conform in all material respects to the descriptions thereof contained in the Prospectus.

            (p) The Remarketing, the execution, delivery and performance of the Transaction Agreements, the issuance and sale or exchange, as the case may be, of the Securities and the consummation by the Company, the LLC, and the Trust, as the case may be, of the transactions contemplated hereby and thereby (collectively, the "Transactions") have not or will not, as the case may be, (1) breach any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its significant subsidiaries (as the term "significant subsidiary" is defined in rule 1-02 of regulation S-X promulgated by the Commission, each such subsidiary being referred to in this Agreement as a "Significant Subsidiary"), the LLC or the Trust is a party or by which the Company, any of its Significant Subsidiaries, the LLC or the Trust is bound or to which any of the properties or assets of the Company, any of its Significant Subsidiaries, the LLC or the Trust is subject, except for such breaches or defaults as would not, individually or in the aggregate, cause a material adverse change in the financial position, shareholders' equity or results of operations of the Company, (2) violate the provisions of the charter or by-laws (or equivalent organizational documents) of the Company, any of its Significant Subsidiaries, the LLC or the Trust or (3) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its Significant Subsidiaries, the LLC, the Trust or any of their respective properties or assets, except for such violations as would not, individually or in the aggregate, cause a material adverse change in the financial position, shareholders' equity or results of operations of the Company, and (4) require any material consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body for the consummation of the Transaction Agreements or the issuance and sale or exchange of the Securities, as the case may be, except for (a) the registration under the Securities Act of the Securities, (b) the qualification of the Indenture, the Guarantee Agreement and the Trust Agreement under the Trust Indenture Act, and (c) such consents, approvals, authorizations, registrations or qualifications as (i) may be required under the Exchange Act and applicable state securities laws in connection with the Remarketing or (ii) have or will have already be obtained or made.

            Section 3. Fees and Expenses. The Company, the LLC and the Trust, jointly and severally, covenant and agree with the Remarketing Agent that the Company will pay or cause to be paid the following: (i) the costs incident to the preparation and printing of the Registration Statement, the Preliminary Prospectus, the Prospectus and any Remarketing Materials and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, the Preliminary Prospectus, the Prospectus and any Remarketing Materials and any amendments or supplements thereto; (iii) any fees and expenses of qualifying the Remarketed Trust Preferred

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Securities under the securities laws of the several jurisdictions as provided in
Section 4(g) and of preparing, printing and distributing a Blue Sky memorandum (including related reasonable fees and expenses of counsel to the Remarketing Agent); and (iv) all other costs and expenses incident to the performance of the obligations of the Company, the LLC and the Trust hereunder.

            Section 4. Further Agreements of the Company. The Company, the LLC and the Trust agree, jointly and severally agree to use their reasonable best efforts:

            (a) To prepare the Registration Statement, the Preliminary Prospectus or the Prospectus, or if none is required, a remarketing memorandum, including any preliminary remarketing memorandum, in each case, in a form approved by the Remarketing Agent, in connection with the Remarketing, and to file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act; to make no further amendment or any supplement to the Registration Statement, the Preliminary Prospectus, Prospectus or the Remarketing Materials which shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice thereof; to advise the Remarketing Agent, promptly after any of them receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Preliminary Prospectus or the Prospectus or any amended Prospectus has been filed (except for periodic filings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act) and to furnish the Remarketing Agent with copies thereof; to file within the time periods prescribed by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of Remarketed Trust Preferred Securities; to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Remarketed Trust Preferred Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Preliminary Prospectus, the Prospectus or the Remarketing Materials or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or any Prospectus or the Remarketing Materials or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order.

            (b) To furnish promptly to the Remarketing Agent and counsel for the Remarketing Agent a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

            (c) Prior to 10:00 a.m., New York City time, on the Business Day (as defined in the Purchase Contract Agreement) next succeeding the date of this Agreement and from time to time, to deliver promptly to the Remarketing Agent in New York City such number of the following documents as the Remarketing Agent shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Trust Agreement, the Purchase


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Contract Agreement and the Indenture), (ii) the Preliminary Prospectus, the
Prospectus and any amended or supplemented Preliminary Prospectus or Prospectus,
(iii) any document incorporated by reference in the Preliminary Prospectus, Prospectus and the Remarketing Materials (excluding exhibits thereto) and (iv) any Remarketing Materials; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Preliminary Prospectus or Prospectus or the Remarketing Materials as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Preliminary Prospectus, Prospectus or Remarketing Materials or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in Securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

            (d) To file promptly with the Commission any amendment to the Registration Statement, the Preliminary Prospectus, or the Prospectus or any supplement to the Preliminary Prospectus or Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

            (e) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Preliminary Prospectus or Prospectus or any document incorporated by reference in the Prospectus or (ii) any Preliminary Prospectus or Prospectus pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to the Remarketing Agent and counsel for the Remarketing Agent; and not to file any such amendment or supplement until each of the Remarketing Agent and counsel for the Remarketing Agent shall have had an opportunity to review and comment on such amendment or supplement; provided, however, that the foregoing statements in this Section 4(e) shall not apply to periodic filings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

            (f) To make generally available to securityholders of the Company and of the Trust and to deliver to the Remarketing Agent, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act).

            (g) Promptly from time to time to take such action as the Remarketing Agent may reasonably request to qualify the Remarketed Trust Preferred Securities and the obligations of the Company under the Notes and the Guarantee for offering and sale under the securities laws of such jurisdictions as the Remarketing Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Trust Preferred Securities; provided that in connection therewith, neither the Company, the LLC nor the Trust shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

            Section 5. Conditions to the Remarketing Agent's Obligations. The obligations of the Remarketing Agent hereunder are subject to the accuracy, on and as of the date when made, of the representations and warranties of the Company, the LLC and the Trust, jointly and severally, contained herein, to the performance by the Company, the LLC and the Trust, jointly and severally, of their obligations hereunder and to each of the following additional conditions. The Remarketing Agent may in its sole discretion waive on their behalf compliance with any conditions to its obligations hereunder.

            (a) On the Remarketing Date at 9:30 a.m., New York City time, PriceWaterhouseCoopers LLP, the independent auditors, or another independent accounting firm with nationally recognized reputation, that have audited the consolidated financial statements of the Company, shall have furnished to the Remarketing Agent a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and the Remarketing Materials.

            (b) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the LLC or the trustees of the Trust, shall be contemplated by the Commission.

            (c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Remarketing Agent, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency; or (vi) any change in financial, political or economic conditions in the United States or elsewhere, if, in the judgment of the Remarketing Agent, the effect of any event or change referred to in clauses (v) or (vi) is so adverse and material as to make it impractical or inadvisable to proceed with completion of the Remarketing.

(d) The Trust Preferred Securities shall have been duly listed on the New York Stock Exchange.

            (e) The Company and the Trust shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of a Prospectus on the Business Day next succeeding the date of this Agreement.

            (f) The Remarketing Agent shall have received a certificate, dated the Remarketing Date, of any vice-president and a principal financial or accounting officer of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Remarketing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the business, financial position or results of operations of the Company and its Significant Subsidiaries except as set forth or contemplated by the Prospectus or as described in such certificate.

            (g) Sheila M. McDevitt, general counsel of the Company (or her successor), shall have furnished to the Remarketing Agent her written opinion, dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent, to the effect that:

                    (i) The Company is duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Florida, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Remarketing Agreement.

                    (ii) The execution, delivery and performance of the Transaction Agreements and the Remarketing Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof did not and will not, as the case may be, breach or violate of any of the terms and provisions of or constitute a default under (a) any order known to such counsel of any governmental agency having jurisdiction over the Company or any of its properties or any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, except as would not, individually or in the aggregate, cause a material adverse change in the financial position, shareholders' equity or results of operations of the Company or affect the validity of the Securities or the legal authority of the Company to comply with the terms of the Securities or the Transaction Agreements or (B) the Articles of Incorporation or by-laws of the Company, and the Company has full power and authority to authorize and cause the Trust Preferred Securities to be remarketed as contemplated by this Agreement.

                    (iii) Each of the Transaction Agreements has been duly authorized, executed and delivered by the Company and, in the case of the Notes, assuming due authentication and valid delivery by the Indenture Trustee, in the case of the Indenture, assuming due authentication and valid delivery by the Indenture Trustee, in the case of the Guarantee, assuming valid execution and delivery by the Guarantee Trustee, and, in the case of the LLC Agreement, assuming valid execution and delivery by the Trust, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                    (iv) The Remarketing Agreement has been duly authorized, executed and delivered by the Company.

                    (v) No filing, registration, or qualification with, or authorization, approval, consent, license, order or decree of, the Florida Public Service Commission is necessary or required in connection with the due authorization, execution, delivery and performance by either of the Company, the Trust or the LLC of its obligations under this Agreement and the transactions contemplated by this agreement and the Transaction Agreements, except such as have been obtained or made.

                    (vi) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Securities issuable pursuant to the Company's Articles of Incorporation or by-laws or any agreement or other instrument known to such counsel, except as such preemptive or other rights and/or restrictions are expected with respect to the transactions contemplated by the Purchase Contract Agreement, the Pledge Agreement, the LLC Agreement and the Trust Agreement.

            In giving such opinion, such counsel may limit her opinion to the laws of the State of Florida, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the laws of the State of Florida, upon the opinion of counsel satisfactory to the Remarketing Agent.

            In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to her attention that lead her to believe that (i) such Registration Statement, at the time such Registration Statement became effective, or any amendment or supplement to the Registration Statement as of its effectiveness date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) that the Prospectus, as of its date and the Remarketing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that she need express no comment with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus or with respect to the Form T-1.

      Notwithstanding of any of the forgoing, if the securities subject to the Remarketing are the LLC Preferred Securities or the Notes, such counsel shall have furnished to the Remarketing Agent her written opinion, dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent, to the effect set forth above, with such modifications as may be appropriate to reflect the fact that such opinion is given in connection with the Remarketing of the LLC Preferred Securities or the Notes, as the case may be.

            (h) Palmer & Dodge LLP, counsel to the Company, shall have furnished to the Remarketing Agent its written opinion, dated the Remarketing Date, in form and substance reasonably satisfactory to Remarketing Agent, to the effect that:

                    (i) The Securities and the Transaction Agreements conform or will conform in all material respects to the descriptions thereof contained in the Prospectus.

                    (ii) [IF A TAX SECTION IS IN THE PROSPECTUS, INCLUDE THIS PARAGRAPH AND MODIFY AS APPROPRIATE. Based upon current law, the assumptions and facts stated or referred to in the Final Prospectus Supplement (including under the caption "U.S. Federal Income Tax Consequences") and certain representations the Remarketing Agent and TECO Energy, Inc. have provided to us and subject to the qualifications and limitations set forth in the Final Prospectus Supplement (including under the caption "U.S. Federal Income Tax Consequences"), the statements set forth in the Final Prospectus Supplement under the caption "U.S. Federal Income Tax Consequences," insofar as they purport to constitute summaries of United States federal income tax laws and regulations or legal conclusions with respect thereto (but not insofar as they relate to expectations, intentions or determinations), constitute accurate summaries of the matters described under such caption in all material respects.]

                    (iii) The Sixth Supplemental Indenture, the Trust Agreement and the Guarantee Agreement have been duly qualified under the Trust Indenture Act.

                    (iv) The Registration Statement has become effective under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                    (v) The Registration Statement relating to the Securities, as of its effective date, the Prospectus, as of its date, and each amendment or supplement thereto, as of their respective effective or issue dates (but excluding the financial statements and schedules and other financial and statistical data and the Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the Securities Act, the Trust Indenture Act and the Exchange Act, as applicable.

                    (vi) No filing, registration, or qualification with, or authorization, approval, consent, license, order or decree of, any court or governmental agency or body is necessary or required in connection with the due authorization, execution, delivery and performance by the Company, the Trust or the LLC of its obligations under this Agreement and the transactions contemplated by this agreement and the Transaction Agreements except such as have been obtained or made under the Act, the Rules and Regulations thereunder, and the Trust Indenture Act or such as may be required under state securities laws as to which such counsel expresses no opinion.

                  (vii) The Company is exempt from the provisions of the Public Utility Holding Company Act, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies.


            (i) [Richards, Layton & Finger, P.A.] shall have furnished to the Remarketing Agent its written opinion, as special Delaware counsel to the Company, the LLC and the Trust, addressed to the Remarketing Agent and dated such Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                    (i) The LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act. Under the LLC Act and the LLC Agreement, the LLC has the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the LLC Securities.

                    (ii) The LLC Securities have been duly authorized for issuance by the LLC Agreement and have been validly issued and are fully paid and non-assessable limited liability company interests in the LLC. The holders of the LLC Securities (the "LLC Securityholders"), as members of the LLC, shall not be obligated personally for any of the debts, obligations or liabilities of the LLC, whether arising in contract, tort or otherwise solely by reason of being a member of the LLC, except as the LLC Securityholders may be obligated to make payments provided for in the LLC Agreement and to repay any funds wrongfully distributed to them.

                    (iii) Assuming the LLC Agreement has been duly authorized, executed and delivered by the Company, the LLC Agreement constitutes a valid and binding obligation of the LLC and is enforceable against the LLC in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                    (iv) The issuance by the LLC of the LLC Securities, the purchase by the LLC of the Notes, and the consummation by the LLC of the transactions contemplated by the Remarketing Agreement do not violate any of the provisions of the LLC Agreement or any applicable Delaware law or administrative regulation.

                    (v) Assuming that the LLC derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than the filing of documents with the Secretary of State of Delaware) or employees in the state of Delaware, no filing with, or authorization, approval consent, license, order, registration, qualification or decree of, or with any Delaware court or Delaware governmental authority or agency (other than as may be required under the securities or blue sky laws of the State of Delaware, as to which such counsel need express no opinion) is necessary or required to be obtained by the LLC solely in connection with the due authorization, execution and delivery by the LLC of the Remarketing Agreement or the offering, issuance, exchange or delivery of the LLC Preferred Securities to the Trust.

                    (vi) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Trust Securities.

                    (vii) The Trust Preferred Securities have been duly authorized by the Trust and have been validly issued and (subject to the terms in this paragraph) are fully paid and are non-assessable undivided beneficial interests in the assets of the Trust, the holders of the Trust Preferred Securities are entitled to the benefits of the Trust Agreement (subject to the limitations set forth in clause (v) below) and will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (such counsel may note that the holders of Trust Preferred Securities will be subject to the withholding provisions of the Trust Agreement and will be required to make payment or provide indemnity or security as set forth in the Trust Agreement). The Trust Preferred Securities are the only interests in the assets of the Trust authorized to be issued by the Trust.

                    (viii) Assuming the Trust Agreement has been duly authorized by the Company and has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Trust Agreement by the Property Trustee and the Delaware Trustee, the Trust Agreement constitutes a valid and binding obligation of the Company and the LLC, and is enforceable against the Company and the LLC, in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                    (ix) The issuance by the Trust of the Trust Preferred Securities, the purchase by the Trust of the LLC Preferred Securities and the consummation by the Trust of the transactions contemplated by the Remarketing Agreement do not violate any of the provisions of the Trust Agreement or any applicable Delaware law or administrative regulation.

                    (x) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of Delaware) or employees in the state of Delaware, no filing with, or authorization, approval consent, license, order, registration, qualification or decree of, or with any Delaware court or Delaware governmental authority or agency (other than as may be required under the securities or blue sky laws of the State of Delaware, as to which such counsel need express no opinion) is necessary or required to be obtained by the Trust solely in connection with the due authorization, execution and delivery by the Trust of the Remarketing Agreement or the offering, issuance, exchange or delivery of the Trust Preferred Securities.

            (j) [Emmet, Marvin & Martin, LLP] shall have furnished to the Remarketing Agent its written opinion, as counsel to The Bank of New York, as Property Trustee, Guarantee Trustee and Indenture Trustee, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                    (i) Each of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, is duly incorporated as a New York banking corporation with all necessary power and authority to execute and deliver and perform their respective obligations under the terms of the Indenture, the Trust Agreement and the Guarantee Agreement.

                    (ii) The execution, delivery and performance by the Property Trustee of the Trust Agreement, the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreement and the execution, delivery and performance by the Indenture Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. The Trust Agreement has been duly executed and delivered by the Property Trustee, the Guarantee Agreement has been duly executed and delivered by the Guarantee Trustee and the Indenture has been duly executed and delivered by the Indenture Trustee, and each constitutes the valid and binding agreement of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, enforceable against the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                    (iii) The execution, delivery and performance of the Trust Agreement, the Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of the charter or by-laws of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively.

                    (iv) No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee and the Indenture Trustee of the Trust Agreement, the Guarantee Agreement and the Indenture, respectively.

            (k) [Richards, Layton & Finger, P.A.] shall have furnished to the Remarketing Agent its written opinion, with respect to The Bank of New York (Delaware), as Delaware Trustee, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                    (i) The Delaware Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under, the terms of the Trust Agreement.

                    (ii) The execution, delivery and performance by the Delaware Trustee of the Trust Agreement have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Trust Agreement constitutes the valid and binding agreement of the Delaware Trustee, and is enforceable against the Delaware Trustee in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                    (iii) The execution, delivery and performance of the Trust Agreement by the Delaware Trustee do not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee.

                    (iv) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Trust Agreement.

            (l) [Emmet Marvin & Martin, LLP] shall have furnished to the Remarketing Agent its written opinion, as counsel to The Bank of New York, as Purchase Contract Agent, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                    (i) The Purchase Contract Agent is duly incorporated as a New York banking corporation with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

                    (ii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                    (iii) The execution, delivery and performance of the Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

                    (iv) No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

            (m) [Emmet, Marvin & Martin, LLP] shall have furnished to the Remarketing Agent its written opinion, as counsel to The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

                    (i) Each of the Collateral Agent, Custodial Agent and Securities Intermediary is duly incorporated as a New York banking corporation with all necessary power and authority to execute, deliver and perform its obligations under the Pledge Agreement.

                    (ii) The execution, delivery and performance by the Collateral Agent, Custodial Agent and Securities Intermediary Agent of the Pledge Agreement has been duly authorized by all necessary corporate action on the part of the Collateral Agent, Custodial Agent and Securities Intermediary. The Pledge Agreement has been duly executed and delivered by the Collateral Agent, Custodial Agent and Securities Intermediary, and constitutes the valid and binding obligations of the Collateral Agent, Custodial Agent and Securities Intermediary, enforceable against the Collateral Agent, Custodial Agent and Securities Intermediary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                    (iii) The execution, delivery and performance of the Pledge Agreement by the Collateral Agent, Custodial Agent and Securities Intermediary does not conflict with or constitute a breach of the charter or bylaws of the Collateral Agent, Custodial Agent and Securities Intermediary.

                    (iv) No consent, approval or authorization of, or registration with or notice to, any state or federal governmental authority or agency is required for the execution, delivery or performance by the Collateral Agent, Custodial Agent and Securities Intermediary of the Pledge Agreement.

            (n) The LLC, the Trust and the Company will furnish the Remarketing Agent with such conformed copies of such opinions, certificates, letters and documents as the Remarketing Agent may reasonably request.

      Section 6. Indemnification and Contribution.

            (a) The Company, the LLC and the Trust, jointly and severally, will indemnify and hold harmless the Remarketing Agent, its partners, directors and officers and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Remarketing Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus and any related Remarketing Materials, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement and any related Remarketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Remarketing Agent for any legal or other expenses reasonably incurred by the Remarketing Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company, the LLC and the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for use therein; provided, further, that, this indemnity with respect to the Prospectus or any related preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of the Remarketing Agent (or any person controlling such Remarketing Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Remarketed Trust Preferred Securities that are the subject thereof if the Remarketing Agent did not send or deliver to such person a copy of the Prospectus (or the Prospectus, as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of the Remarketed Trust Preferred Securities to such person (but only to the extent that such loss, claim, damage or liability is finally determined by a court of competent jurisdiction to arise out of the untrue statement or omission of a material fact that was corrected in the Prospectus (or the Prospectus, as amended or supplemented) that was not delivered by the Remarketing Agent at or prior to confirmation of sale) in any case where such delivery is required by the Act, the Company has provided to the Remarketing Agent sufficient quantities of the Prospectus (or the Prospectus, as amended or supplemented) in sufficient time to enable the Remarketing Agent to deliver to such person a copy of the Prospectus (or the Prospectus, as amended or supplemented) in a timely manner, and the untrue statement or omission of a material fact contained in the Prospectus or any related preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus, as amended or supplemented) or the Remarketing Materials.

            (b) The Remarketing Agent will indemnify and hold harmless the Company, the LLC, the Trust, their respective trustees, directors and officers, and each person, if any who controls the Company, the LLC or the Trust within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company, the LLC or the Trust may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement Remarketing Materials related thereto, or any related preliminary prospectus or preliminary prospectus supplement or Remarketing Materials related thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, the LLC or the Trust by the Remarketing Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, the LLC and the Trust in connection with

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
investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the offering of the remarketed Trust Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the LLC or the Trust, as the case may be, on the one hand and the Remarketing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other shall be deemed to be in the same proportion as the aggregate stated liquidation amount (if the remarketed securities are the Trust Preferred Securities or the LLC Preferred Securities) or the aggregate principal amount (if the remarketed securities are the Notes) of the remarketed securities bear to the remarketing fees and underwriting discounts and commissions received by the Remarketing Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the LLC or the Trust and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The obligations of the Company, the LLC or the Trust under this Section shall be in addition to any liability which the Company, the LLC or the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act; and the obligations of the Remarketing Agent under this Section shall be in addition to any liability which the Remarketing Agent may otherwise have and shall extend, upon the same terms and conditions, to each director or trustee of the Company, the LLC or the Trust, as applicable, to each officer of the Company, the LLC or the Trust who has signed a Registration Statement and to each person, if any, who controls the Company, the LLC or the Trust within the meaning of the Securities Act.

      Section 7. Resignation and Removal of the Remarketing Agent. The Remarketing Agent may resign and be discharged from its duties and obligations hereunder by giving 60 days' prior written notice to the Company, the Depositary and the Indenture Trustee. The Company may remove the Remarketing Agent by giving 60 days' prior written notice to the removed Remarketing Agent, the Depositary and the Indenture Trustee upon any of (i) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding;
(ii) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder; or (iii) the Remarketing Agent shall determine that (A) there has been an occurrence of a material adverse change of the kind described under Section 5(c) or (B) using its commercially reasonable efforts, the Remarketing Agent would be unable to consummate the Remarketing on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials.

            Notwithstanding any other provision in this Section 7, no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. The provisions of Sections 3, 6, and 7 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

      Section 8. Dealing in the Remarketed Trust Preferred Securities. The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Trust Preferred Securities (or LLC Preferred Securities or Notes, as the case may be, if either the LLC Preferred Securities or Notes are Remarketed). The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Trust Preferred Securities (or LLC Preferred Securities or Notes, as the case may be, if either the LLC Preferred Securities or Notes are Remarketed) may be entitled to exercise or take pursuant to the Purchase Contract Agreement, the LLC Agreement, the Trust Agreement or the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company or the Trust as freely as if it did not act in any capacity hereunder.

      Section 9. Remarketing Agent's Performance; Duty of Care; Supervising Obligations.


            The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Purchase Contract Agreement, the LLC Agreement and the Trust Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Purchase Contract Agreement, the LLC Agreement or the Trust Agreement. In the absence of gross negligence, bad faith or willful misconduct on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Purchase Contract Agreement, the LLC Agreement or the Trust Agreement as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Trust Preferred Securities in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from gross negligence, bad faith or willful misconduct on its part. The Remarketing Agent may, but shall not be obligated to purchase Remarketed Trust Preferred Securities (or LLC Preferred Securities or Notes, as the case may be, if either the LLC Preferred Securities or Notes are Remarketed) for its own account. If at any time during the term of this Agreement, any Event of Default under the Indenture, the LLC Agreement or the Trust Agreement, or any event that with the passage of time or the giving of notice or both would become on Event of Default under the Indenture, the LLC Agreement or the Trust Agreement, has occurred and is continuing under the Indenture, the LLC Agreement or the Trust Agreement, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company will cause the Indenture Trustee, the Purchase Contract Agent and the Regular Trustees to give the Remarketing Agent notice of all such defaults and events of which such trustee, agent or administrator is aware.

      Section 10. Termination. This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 7. In addition, the obligations of the Remarketing Agent hereunder may be terminated by it by notice given to the Company prior to 10:00 a.m., New York City time, on the Remarketing Date if, prior to that time, any of the conditions described in Section 5 are not satisfied.

      Section 11. Notices. Except as otherwise stated herein, all statements, requests, notices and agreements hereunder shall be in writing, as follows:

            (a) if to the Remarketing Agent shall be delivered or sent by mail or facsimile transmission to ___________;

            (b) if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company, set forth in the Registration Statement, Attention: Secretary at fax: (813) 228-1328, with a copy to counsel for the Company, Palmer & Dodge LLP, at the address set forth on the Registration Statement, at fax: (617) 227-4420.

            (c) if to the LLC shall be delivered or sent by mail or facsimile transmission to 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801.

            (d) if to the Trust shall be delivered or sent by mail or facsimile transmission to: c/o The Bank of New York, 101 Barclay Street, 21st Floor West, New York, New York 10286, Fax: (212) 896-7298.

            (e) if the Property Trustee shall be delivered or sent by mail or facsimile transmission to c/o The Bank of New York, 101 Barclay Street, 21st Floor West, New York, New York 10286, Fax: (212) 896-7298;

            (f) if to the Indenture Trustee shall be delivered or sent by mail or facsimile transmission to c/o The Bank of New York, 101 Barclay Street, 21st Floor West, New York, New York 10286, Fax: (212) 896-7298; and

            (g) if to the Collateral Agent or the Custodial Agent shall be delivered or sent by mail or facsimile transmission to c/o The Bank of New York, 101 Barclay Street, 21st Floor West, New York, New York 10286, Fax: (212) 896-7298.

            Any such statements, requests, notices or agreements will be made in writing and shall be deemed to have been given, (i) upon delivery when delivered by hand, (ii) one Business Day after being sent by a private nationally or internationally recognized overnight courier service, (iii) when sent by facsimile, upon receipt of confirmation of transmission.

            Section 12. Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Remarketing Agent, the Company, the Trust, the LLC, the officers and directors of the Company and each person who controls the Company or the Remarketing Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser or any of the Trust Preferred Securities (or LLC Preferred Securities or Notes, if the same are remarketed) from the Remarketing Agent shall be deemed a successor or assign by reason merely of such purchase.

            Section 13. Jurisdiction. The Company hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

            Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to conflicts of laws principles thereof.

            Section 15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            Section 16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            Section 17. Entire Agreement. This Agreement, the Purchase Contract Agreement, the Pledge Agreement, the LLC Agreement and the Trust Agreement constitute the only agreements relating to the matters stated herein and therein with respect to Remarketing.

            If the foregoing correctly sets forth the agreement among the Company, the LLC, the Trust, the Purchase Contract Agent and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,

                                    TECO ENERGY, INC.


                                    By:________________________________
                                      Name:
                                      Title:


                                    TECO FUNDING COMPANY II, LLC


                                    By:________________________________
                                      Name:
                                      Title:


                                    TECO CAPITAL TRUST II


                                    By:________________________________
                                      Name:
                                      Title:

                                    THE BANK OF NEW YORK,
                                    as Purchase Contract Agent


                                    By:________________________________
                                      Name:
                                      Title:
Accepted:

[NAME OF REMARKETING AGENT]


By:______________________________
      Authorized Representative


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